UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2022
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West 26th Street, Suite 6G, New York, NY	10001
(Address of principal executive offices)	(Zip Code)
(917) 338-3915
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LTCH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	LTCHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
As previously disclosed by Latch, Inc. (the “Company”) on August 10, 2022, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) has commenced an investigation (the “Investigation”) of possible current and prior period matters that include, but may not be limited to, certain aspects of the Company’s current and historic key performance indicators and revenue recognition practices, including the accounting treatment, financial reporting and internal controls related thereto.

While the Investigation is ongoing, on August 19, 2022, based on the preliminary findings of the Investigation, the Audit Committee determined that the Company’s consolidated financial statements for 2021 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and associated report of the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), as well as the Company’s consolidated financial statements for the first quarter of 2022 included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022, should no longer be relied upon as a result of material errors and possible irregularities relating to, among other things, the manner in which the Company recognized revenue associated with the sale of hardware devices during 2021 and the first quarter of 2022. Accordingly, the Audit Committee, in consultation with the Company’s management, has determined that the Company’s consolidated financial statements for 2021 and the first quarter of 2022 will be restated.

Based on the preliminary findings of the Investigation, certain revenue recognition errors occurred as a result of unreported sales arrangements due to sales activity that was inconsistent with the Company’s internal controls and procedures. The Company’s management is assessing the effect of the matters identified to date and the restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures. Although the assessment is not yet complete, the review is likely to result in one or more material weaknesses in the Company’s internal control over financial reporting during the applicable periods.

While the Audit Committee believes the errors identified to date affect only the 2021 and first quarter 2022 consolidated financial statements based on the preliminary findings of the Investigation, the Investigation remains ongoing, and it is possible that the Audit Committee, in consultation with the Company’s management, will determine that additional errors, including errors that may affect additional periods, could be identified. As a result, the Audit Committee has not determined whether financial statements for any other periods include errors or possible irregularities or the amounts of any required adjustments to the Company’s previously reported financial statements for such periods. Following the completion of the Investigation, the Company will file amended periodic reports for any periods requiring restatement.

The Company’s management and the Audit Committee have discussed the matters disclosed in this report with Deloitte.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	August 25, 2022	By:	/s/ Barry Schaeffer
		Name:	Barry Schaeffer
		Title:	Interim Chief Financial Officer and Treasurer